                                                                  Exhibit 99


[ANHEUSER BUSCH logo]                                                   NEWS



For more information, contact:
Carlos Ramirez, (314) 577-9629


FOR IMMEDIATE RELEASE
---------------------


                        ANHEUSER-BUSCH COS. REPORTS
                    FIRST QUARTER 2005 FINANCIAL RESULTS
                    ------------------------------------


     ST. LOUIS, April 27, 2005 - Anheuser-Busch Cos., Inc. reported first quarter sales and earnings results today at its annual meeting of shareholders held in Williamsburg, Va. Consolidated net sales increased 2.5 percent in the first quarter and reported earnings per share decreased 3.0 percent. Excluding one-time gains in both 2005 and 2004, first quarter earnings per share decreased 4.5 percent(1).

     "Anheuser-Busch had a challenging first quarter in its domestic beer business," said Patrick Stokes, president and chief executive officer of the company. "The domestic beer industry and Anheuser-Busch experienced volume declines and higher commodity cost pressures. The company has a number of initiatives in place to enhance beer volume growth, including introduction of new products, led by Budweiser Select, increased investments in domestic marketing, stepped up on premise sales initiatives, new packaging and tactical price promotions. We are confident the company will successfully restore its volume and market share growth momentum, and we are forecasting earnings per share growth in the low single digit percent range for 2005(2), excluding the one-time gains."



                                  - more -


First Quarter Earnings
Anheuser-Busch
Add One



BEER SALES RESULTS
------------------

     The company's reported beer volume is summarized in the following table:

-----------------------------------------------------------------------------------
                       Beer Volume (millions of barrels)
-----------------------------------------------------------------------------------
                                     First Quarter             2005 vs. 2004
                                  ------------------       --------------------
                                   2005        2004        Barrels        %
                                  ------      ------       -------    ---------
Domestic                            24.4        25.1       Dn 0.7       Dn 2.7%

International                        4.4         1.9       Up 2.5     Up 130.8%
                                  ------      ------       -------    ---------
  Worldwide A-B Brands              28.8        27.0       Up 1.8       Up 6.6%

Int'l Equity Partner Brands          4.3         4.4       Dn 0.1       Dn 1.6%
                                  ------      ------       -------    ---------
  Total Brands                      33.1        31.4       Up 1.7       Up 5.5%
                                  ======      ======       =======    =========
-----------------------------------------------------------------------------------

     Domestic beer sales-to-wholesalers decreased 2.7 percent for the first quarter 2005 vs. the first quarter 2004, to 24.4 million barrels. Wholesaler inventories at the end of the first quarter were about one-and-one-half days higher than at the end of the first quarter last year, representing a reduction of approximately one day versus the two-and-one-half day differential at the end of 2004. Wholesaler sales-to-retailers were down 1.0 percent in the first quarter vs. 2004 on a comparable selling day basis due to generally weak industry volume conditions and the comparison with the strong performance of Michelob ULTRA last year. Bud family sales-to-retailers increased in the first quarter 2005, driven by solid Bud Light growth and the national introduction in late February of Budweiser Select.

     The company's estimated domestic market share (excluding exports) for the first quarter 2005 was 51.2 percent, compared to first quarter 2004 market share of 51.7 percent. Domestic market share is based on estimated U.S. beer industry shipment volume using information provided by the Beer Institute and the U.S. Department of Commerce.

     International volume, consisting of Anheuser-Busch brands produced overseas by company-owned breweries and under license and contract-brewing agreements, plus exports from the company's U.S. breweries to markets around the world, increased 131 percent for the first quarter.



First Quarter Earnings
Anheuser-Busch
Add Two


International beer volume in the first quarter 2005 includes 2.5 million barrels related to Harbin Brewery Group (acquired in the third quarter
2004). Excluding Harbin, international beer volume decreased 1.6 percent.

     Worldwide Anheuser-Busch beer sales volume for the first quarter 2005 rose 6.6 percent, to 28.8 million barrels, vs. first quarter 2004. Worldwide beer volume is comprised of domestic volume plus international volume.

     International equity partner brands volume, representing the company's share of its foreign equity partners' volume reported on a one-month lag, decreased 1.6 percent for the first quarter of 2005 vs. 2004, due to the sale by the company of its ownership stake in Compania Cervecerias Unidas S.A. (CCU) in late 2004. Excluding CCU volume, equity partners' volume increased 6.8 percent. Total brands volume increased 5.5 percent for the first quarter 2005.

FIRST QUARTER 2005 FINANCIAL RESULTS
------------------------------------

     Key operating results for the first quarter 2005 vs. 2004 are summarized below:

------------------------------------------------------------------------------------------------
                                               ($ in millions, except per share)
                                 -----------------------------------------------------------
                                       First Quarter                     2005 vs. 2004
                                 -----------------------           -------------------------
                                   2005            2004                $                %
                                 -------         -------           --------         ---------
Gross Sales                       $4,085          $4,003             Up $82           Up 2.1%
Net Sales                         $3,564          $3,477             Up $87           Up 2.5%
Income Before Income Taxes          $644            $754            Dn $110          Dn 14.5%
Equity Income                       $106             $89             Up $17          Up 19.2%
Net Income                          $513            $550             Dn $37           Dn 6.7%
Diluted Earnings per Share          $.65            $.67            Dn $.02           Dn 3.0%
------------------------------------------------------------------------------------------------

     A discussion of financial highlights for the first quarter 2005 follows:

o Net sales increased 2.5 percent vs. the first quarter 2004, driven primarily by a 29 percent increase in international beer segment net sales due to the Harbin acquisition, higher entertainment segment sales and increased commodity-based sales from packaging operations.



First Quarter Earnings
Anheuser-Busch
Add Three


     Domestic beer segment sales decreased 1.3 percent primarily due to lower beer sales volume partially offset by higher revenue per barrel. Domestic revenue per barrel(3) grew 1.6 percent in the first quarter 2005 vs. the first quarter 2004. This growth reflects the company's implementation of price increases on over two-thirds of its domestic volume in two phases in October 2004 and February 2005, partially offset by tactical pricing actions and unfavorable product mix from lower Bacardi Silver and Michelob ULTRA sales volumes.

o Income before income taxes decreased 14.5 percent vs. the first quarter 2004, primarily reflecting lower profits in domestic beer, higher interest expense and lower one-time gains, partially offset by improved entertainment segment results due primarily to the Easter holiday in the first quarter 2005.

     During the first quarter 2005, the company recognized a $15.4 million pretax gain ($.024 per share) from the sale of its 13 percent equity interest in Port Aventura, a theme park near Barcelona, Spain. This pretax gain is included in other income for consolidated reporting, and classified as a corporate item for business segment reporting purposes. In the first quarter 2004, the company recognized in other income a $19.5 million pretax gain ($.015 per share) from the sale of commodity hedges. For business segment reporting purposes, the commodity hedge gain is reported as a corporate item.

     International beer pretax income was down 5 percent primarily due to lower volume in China, partially offset by the inclusion of Harbin results. The company completed its acquisition of Harbin and began consolidating Harbin results in the third quarter 2004.



First Quarter Earnings
Anheuser-Busch
Add Four


     Packaging segment pretax profits were down 3 percent primarily due to higher materials cost for glass manufacturing operations.

     Entertainment segment pretax results improved 42 percent due to increased attendance, admissions pricing and in-park spending, partially offset by higher park operating expenses.

o Equity income increased $17 million in the first quarter 2005 vs. 2004, primarily reflecting the benefit of Grupo Modelo volume growth and a lower Mexican income tax rate.

o Net income decreased 6.7 percent compared to first quarter 2004. Diluted earnings per share were $.65, a decrease of 3 percent, compared to the first quarter 2004. Earnings per share excluding the 2005 gain on the sale of the Spanish theme park and the 2004 gain on commodity hedges decreased 4.5 percent(2). Earnings per share continue to benefit from the company's ongoing share repurchase program. The company repurchased nearly 10 million shares in the quarter.

Other Matters
-------------

     Anheuser-Busch will conduct a conference call with investors to discuss first-quarter earnings results at 3 p.m. CDT today. The company will broadcast the conference call live via the Internet. For details visit the company's site on the Internet at www.anheuser-busch.com.

                                   # # #



First Quarter Earnings
Anheuser-Busch
Add Five


Notes
-----

1.   Reconciliation of First Quarter Earnings Per Share
     --------------------------------------------------

                                            Income
                                            Before            Provision
                                            Income            for Income        Net           Earnings
                                            Taxes               Taxes          Income         Per Share
                                          ---------         -------------    ----------     -------------
     2005
     ----
     Reported                               $644.3            $(237.4)         $512.8           $.65
     Gain on Sale of Spanish Theme Park      (15.4)              (3.5)          (18.9)          (.02)
                                          ---------         -------------    ----------     -------------
     Excluding One-Time Gain                $628.9            $(240.9)         $493.9           $.63
                                          =========         =============    ==========     =============

     2004
     ----
     Reported                               $753.6            $(292.6)         $549.9           $.67
     Commodity Hedge Gain                    (19.5)               7.4           (12.1)          (.015)
                                          ---------         -------------    ----------     -------------
     Excluding One-Time Gain                $734.1            $(285.2)         $537.8           $.66
                                          =========         =============    ==========     =============

     Decrease
     --------
     Reported                                                                     6.7%           3.0%
                                                                             ==========     =============
     Excluding One-Time Gains                                                     8.2%           4.5%
                                                                             ==========     =============


2.   Reconciliation of Projected Full Year 2005 Earnings Per Share Growth
     --------------------------------------------------------------------

                                                              Earnings Per Share
                                                    -----------------------------------
                                                          2005                   2004             Increase
                                                    ----------------          ---------         ------------
     Projected / Reported                             $2.78 - $2.86             $2.77

     Gain on Sale of Spanish Theme Park                   (.024)                 --
     Commodity Hedge Gain                                   --                  (.015)
     Gain on Sale of CCU                                    --                  (.018)
     Deferred Income Tax Benefit Due to
       Mexican Income Tax Rate Reduction                    --                  (.012)
                                                    ----------------          ---------

     Excluding One-Time Items                         $2.76 - $2.84             $2.73            +1% to +4%
                                                    ================          =========         ============


3. Domestic revenue per barrel is calculated as net sales generated by the company's domestic beer operations on barrels of beer sold, determined on a U.S. GAAP basis, divided by the volume of beer shipped from the company's breweries to U.S. wholesalers.



First Quarter Earnings
Anheuser-Busch
Add Six


     This release contains forward-looking statements regarding the company's expectations concerning its future operations, earnings and prospects. On the date the forward-looking statements are made, the statements represent the company's expectations, but the company's expectations concerning its future operations, earnings and prospects may change. The company's expectations involve risks and uncertainties (both favorable and unfavorable) and are based on many assumptions that the company believes to be reasonable, but such assumptions may ultimately prove to be inaccurate or incomplete, in whole or in part. Accordingly, there can be no assurances that the company's expectations and the forward-looking statements will be correct. Important factors that could cause actual results to differ (favorably or unfavorably) from the expectations stated in this release include, among others, changes in the pricing environment for the company's products; changes in U.S. demand for malt beverage products, including as a result of changes in U.S. demand for other alcohol beverages; changes in consumer preference for the company's malt beverage products; changes in the cost of marketing the company's malt beverage products; regulatory or legislative changes, including changes in beer excise taxes at either the federal or state level and changes in income taxes; changes in the litigation to which the company is a party; changes in raw materials prices; changes in packaging materials costs; changes in interest rates; changes in foreign currency exchange rates; unusual weather conditions that could impact beer consumption in the U.S.; changes in attendance and consumer spending patterns for the company's theme park operations; changes in demand for aluminum beverage containers; changes in the company's international beer business or in the beer business of the company's international equity partners; changes in the company's credit rating resulting from future acquisitions or divestitures; and the effect of stock market conditions on the company's share repurchase program. Anheuser-Busch disclaims any obligation to update any of these forward-looking statements.




                    ---------------------------------------------------------------
                                     ANHEUSER-BUSCH COMPANIES, INC.
                       COMPARATIVE CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
                                    (IN MILLIONS, EXCEPT PER SHARE)
                    ---------------------------------------------------------------



--------------------------------------------------------------------------------------------------------
                                               First Quarter                    Change 2005 vs. 2004
                                              Ended March 31,                       Fav./(Unfav.)
                                    ---------------------------------      -----------------------------
                                        2005                 2004                $                 %
                                    ------------        -------------      -----------        ----------
Gross Sales                           $4,085.1             $4,003.0            $82.1              2.1

  Excise Taxes                          (521.4)              (526.0)             4.6              0.9
                                    ------------        -------------      -----------        ----------

Net Sales                              3,563.7              3,477.0             86.7              2.5

  Cost of Sales                       (2,227.2)            (2,073.3)          (153.9)            (7.4)

  Marketing, Distribution and
   Administrative Expenses              (604.1)              (582.3)           (21.8)            (3.7)
                                    ------------        -------------      -----------        ----------

Operating Income                         732.4                821.4            (89.0)           (10.8)

  Interest Expense                      (114.8)              (101.7)           (13.1)           (12.9)

  Interest Capitalized                     5.2                  5.2             --               --

  Interest Income                          2.0                  1.1              0.9             83.5

  Other Income, Net                       19.5                 27.6             (8.1)           (29.3)
                                    ------------        -------------      -----------        ----------

Income Before Income Taxes               644.3                753.6           (109.3)           (14.5)

  Provision for Income Taxes            (237.4)              (292.6)            55.2             18.9

Equity Income, Net of Tax                105.9                 88.9             17.0             19.2
                                    ------------        -------------      -----------        ----------

Net Income                              $512.8               $549.9           $(37.1)            (6.7)
                                    ============        =============      ===========        ==========

Basic Earnings Per Share                  $.66                 $.68            $(.02)            (2.9)
                                    ============        =============      ===========        ==========

Diluted Earnings Per Share                $.65                 $.67            $(.02)            (3.0)
                                    ============        =============      ===========        ==========
--------------------------------------------------------------------------------------------------------

                                                                                 Increase/(Decrease)
                                                                            ----------------------------
                                                                               Amount              %
                                                                            ----------        ----------
Capital Expenditures                    $277.3               $199.0            $78.3             39.3
                                    ============        =============      ===========        ==========

Depreciation and Amortization           $236.8               $224.0            $12.8              5.7
                                    ============        =============      ===========        ==========
Weighted Average Shares:

  Basic                                  779.3                810.6            (31.3)            (3.9)
                                    ============        =============      ===========        ==========

  Diluted                                785.9                820.6            (34.7)            (4.2)
                                    ============        =============      ===========        ==========
--------------------------------------------------------------------------------------------------------





                                      ------------------------------------
                                          ANHEUSER-BUSCH COMPANIES, INC.
                                                 BUSINESS SEGMENTS
                                           FIRST QUARTER ENDED MARCH 31
                                                   (IN MILLIONS)
                                      ------------------------------------



                           ----------------------------------------------------------------------------------------
                              Domestic                                                  Corporate
                                Beer          Int'l Beer    Packaging     Entertain.     & Elims          Consol.
-------------------------------------------------------------------------------------------------------------------
2005

Gross Sales                   $3,213.7          248.3          566.5         175.1       (118.5)        $4,085.1

Net Sales:

- Intersegment                    $0.7             --          208.6            --       (209.3)            $ --
- External                    $2,734.4          205.5          357.9         175.1         90.8         $3,563.7

Income Before
  Income Taxes                  $781.3           21.8           35.6          (6.4)      (188.0)          $644.3

Equity Income                       --         $105.9             --            --           --           $105.9

Net Income                      $484.4          119.4           22.1          (4.0)      (109.1)          $512.8
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
2004
Gross Sales                   $3,262.9          193.1          521.4         154.1       (128.5)        $4,003.0

Net Sales:

- Intersegment                    $0.7             --          210.1            --       (210.8)            $ --
- External                    $2,770.2          158.8          311.3         154.1         82.6         $3,477.0

Income Before
  Income Taxes                  $862.6           22.9           36.8         (11.0)      (157.7)          $753.6

Equity Income                       --          $88.9             --            --           --            $88.9

Net Income                      $534.9          103.1           22.8          (6.8)      (104.1)          $549.9
-------------------------------------------------------------------------------------------------------------------

Note: Beginning in 2005, the company began including its transportation business in the Domestic Beer segment and its real estate development group within Corporate. These groups previously comprised the Other segment. Segment results for 2004 have been updated to conform to the 2005 reporting convention.



                                  ------------------------------------------
                                        ANHEUSER-BUSCH COMPANIES, INC.
                                    CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                                (IN MILLIONS)
                                  ------------------------------------------


--------------------------------------------------------------------------------------------------------------
                                                                        March 31,              December 31,
                                                                          2005                     2004
                                                                    ----------------         ----------------
Assets

Current Assets:

    Cash                                                                  $152.3                    $228.1

    Accounts receivable                                                    923.2                     696.1

    Inventories:

        Raw materials and supplies                                         409.1                     405.0

        Work in progress                                                   100.3                      80.0

        Finished goods                                                     250.8                     205.3

        Total inventories                                                  760.2                     690.3

    Other current assets                                                   209.0                     203.9
                                                                    ----------------         ----------------
    Total current assets                                                 2,044.7                   1,818.4

Investments in affiliated companies                                      3,234.1                   3,150.2

Plant and equipment, net                                                 8,947.8                   8,847.4

Intangible assets, including goodwill of $973.9
   and $984.1                                                            1,180.5                   1,191.9

Other assets                                                             1,130.1                   1,165.5
                                                                    ----------------         ----------------
         Total Assets                                                  $16,537.2                 $16,173.4
                                                                    ================         ================
Liabilities and Shareholders Equity

Current Liabilities:

    Accounts payable                                                    $1,112.1                  $1,194.8

    Accrued salaries, wages and benefits                                   249.1                     291.4

    Accrued taxes                                                          434.4                     152.9

    Accrued interest                                                       117.1                     125.2

    Other current liabilities                                              230.8                     204.7
                                                                    ----------------         ----------------
    Total current liabilities                                            2,143.5                   1,969.0
                                                                    ----------------         ----------------
Postretirement benefits                                                    439.6                     454.2
                                                                    ----------------         ----------------
Debt                                                                     8,585.6                   8,278.6
                                                                    ----------------         ----------------
Deferred income taxes                                                    1,698.9                   1,727.2
                                                                    ----------------         ----------------
Other long-term liabilities                                              1,070.4                   1,076.3
                                                                    ----------------         ----------------
Shareholders Equity:

    Common stock                                                         1,464.3                   1,463.0

    Capital in excess of par value                                       1,473.3                   1,425.3

    Retained earnings                                                   15,729.2                  15,407.2

    Treasury stock, at cost                                            (15,122.1)                (14,638.5)

    Accumulated non-owner changes in equity                               (945.5)                   (988.9)
                                                                    ----------------         ----------------
    Total Shareholders Equity                                            2,599.2                   2,668.1
                                                                    ----------------         ----------------
Commitments and contingencies                                               --                        --
                                                                    ----------------         ----------------
         Total Liabilities and Shareholders Equity                     $16,537.2                 $16,173.4
                                                                    ================         ================
--------------------------------------------------------------------------------------------------------------




                     -----------------------------------------------------
                                 ANHEUSER-BUSCH COMPANIES, INC.
                        CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                                         (IN MILLIONS)
                     -----------------------------------------------------


------------------------------------------------------------------------------------------------
                                                                 Three Months Ended March 31,
                                                              ---------------------------------
                                                                  2005                 2004
                                                              -----------           -----------
Cash flow from operating activities:

   Net Income                                                    $512.8               $549.9

   Adjustments to reconcile net income to cash provided by operating activities:

       Depreciation and amortization                              236.8                224.0

       Deferred income taxes                                      (30.1)                39.8

       Undistributed earnings of affiliated companies            (105.9)               (85.4)

       Gain on sale of business                                   (15.4)                --

       Other, net                                                  53.3                 64.3
                                                              -----------           -----------
   Operating cash flow before change in working capital           651.5                792.6

       Increase in working capital                               (115.3)              (199.4)
                                                              -----------           -----------
   Cash provided by operating activities                          536.2                593.2
                                                              -----------           -----------

Cash flow from investing activities:

   Capital expenditures                                          (277.3)              (199.0)

   Proceeds from sale of business                                  48.3                 --

   Acquisitions                                                    --                  (32.9)
                                                              -----------           -----------
   Cash used for investing activities                            (229.0)              (231.9)
                                                              -----------           -----------

Cash flow from financing activities:

   Increase in long-term debt                                     278.3                500.3

   Decrease in long-term debt                                     (22.1)              (200.8)

   Dividends paid to shareholders                                (190.8)              (178.3)

   Acquisition of treasury stock                                 (483.6)              (578.6)

   Issuance of shares under stock plans                            35.2                 43.4
                                                              -----------           -----------
   Cash used for financing activities                            (383.0)              (414.0)
                                                              -----------           -----------
Net decrease in cash during the period                            (75.8)               (52.7)

Cash, beginning of period                                         228.1                191.1
                                                              -----------           -----------
Cash, end of period                                              $152.3               $138.4
                                                              ===========           ===========
------------------------------------------------------------------------------------------------